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                                                                    Exhibit 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------



We consent to the use of our report dated November 6, 1998, with respect to the financial statements of FABRIK Communications, Inc. Included in the prospectus of Critical Path, Inc. dated June 1, 1999 and incorporated by reference in the Registration Statement (Form S-8) of Critical Path Inc. Pertaining to the 1996 Amplitude Stock Option Plan, 1998 Stock Option Plan, 1998 dotOne Stock Option Plan, 1999 Employee Stock Purchase Plan and the 1999 Nonstatutory Stock Option Plan for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
September 17, 1999